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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                              September 19, 2000
                               (Date of Report)

                         TARGETED GENETICS CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

         Washington                     0-23930                  91-1549568
(State or Other Jurisdiction     (Commission File No.)         (IRS Employer
      of Incorporation)                                      Identification No.)

                 1100 Olive Way, Suite 100, Seattle, WA 98101
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         (Address of Principal Executive Offices, including Zip Code)

                                (206) 623-7612
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             (Registrant's Telephone Number, Including Area Code)

                                     None
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

     On September 19, 2000, Targeted Genetics Corporation, a Washington corporation ("Targeted"), acquired Genovo, Inc., a Delaware corporation ("Genovo"), pursuant the Agreement and Plan of Merger (the "Merger Agreement") among Targeted, Genovo, TGC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Targeted ("Merger Sub"), and Biogen, Inc., a Massachusetts corporation and stockholder of Genovo ("Biogen"), executed by the parties on August 8, 2000. Pursuant to the Merger Agreement, Merger Sub merged with and into Genovo (the "Merger"), with Genovo as the surviving corporation. The Merger will be accounted for as a purchase.

     Genovo is a biotechnology company that specializes in vectors, re-engineered viruses used to carry gene-based drugs into target cells within the body to produce proteins needed to correct or modulate disease conditions. Targeted's acquisition of Genovo is a strategic move that will provide several new gene therapy product opportunities and two new corporate partnerships while strengthening Targeted's technology platform and related patent portfolio in the area of AAV vectors.

     Targeted will issue (or reserve for issuance) approximately 6.63 million unregistered shares of Targeted common stock to the Genovo stockholders and optionholders in connection with the Merger, including shares issued to Biogen in exchange for its return to Genovo of certain intellectual property and other rights. Each outstanding share of Genovo capital stock, other than the preferred stock of two Genovo stockholders who elected to receive an aggregate of approximately 3.3 million shares of Targeted common stock in satisfaction of their respective liquidation preferences, converted in the Merger into the right to receive 1.37773 shares of Targeted common stock (the "Common Stock Exchange Ratio"). After receiving its liquidation preference and return-of-rights shares, Biogen will own approximately 9% of the outstanding common stock of Targeted. Each outstanding option to purchase Genovo common stock that was not exercised or terminated before the effective time in accordance with the terms of the Merger Agreement was converted into the right to receive an option to purchase Targeted common stock, at the Common Stock Exchange Ratio. The terms and conditions of the assumed options will be governed by a new stock option plan to be created by Targeted, except that the options generally will be fully vested and the exercise price will be adjusted to reflect the Common Stock Exchange Ratio. In addition, Targeted has reserved approximately 622,590 shares of Targeted common stock for issuance upon the exercise by Genzyme Corporation ("Genzyme") of certain options to purchase Genovo preferred stock assumed by Targeted in connection with the Merger. The holders of Genovo capital stock or options that, in the aggregate, converted in the Merger into 20,000 or more shares of Targeted common stock have executed a Lockup Agreement, pursuant to which such holders are restricted from selling a substantial portion of their shares of Targeted stock for a period of up to 30 months following the effective date of the Merger, subject to periodic releases.

     Under the terms of the Merger Agreement, the Genovo stockholders have agreed to indemnify Targeted and other indemnified persons for specified damages. A total of approximately 1.15 million shares of Targeted common stock will initially be held in escrow (the "Escrow Fund") to secure the indemnification obligations of the Genovo stockholders. In addition, in the event that the holders of Genovo common stock and Genovo optionholders receive a portion of the shares allocated for issuance to Genzyme upon the failure of Genzyme to fully exercise its assumed options, as provided in the Merger Agreement, a portion of such shares will also be deposited in the Escrow Fund. The Escrow Fund will terminate 18 months after the effective date of the Merger (subject to extension for pending claims).

     The Targeted shares issued to Genovo stockholders will be issued pursuant to the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act of 1933. Following
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the Merger, Targeted will file a registration statement with the SEC to register the shares of Targeted common stock issued in connection with the Merger.

     The Merger Agreement was filed as Exhibit 2.1 to Targeted's Current Report on Form 8-K, filed with the SEC on August 23, 2000, and is incorporated into this report by reference. This summary of the provisions of the Merger Agreement is not complete, and you should refer to the referenced exhibit for a copy of the actual agreement. A copy of the press release issued by Targeted on September 20, 2000 with respect to the Merger is attached to this report as
Exhibit 99.1 and is incorporated in this report by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

     The required financial statements with respect to Genovo are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

     (b)  Pro Forma Financial Information

     The required pro forma financial statements with respect to Genovo and Targeted are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the pro forma financial statements will be filed by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated as of August 8, 2000, by and among Targeted Genetics Corporation, TGC Acquisition Corporation, Genovo, Inc. and Biogen, Inc. (incorporated by reference to Exhibit 2.1 of Targeted Genetics' Current Report on Form 8-K, filed with the SEC on August 23, 2000).*

          99.1      Press Release dated September 20, 2000.

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          *    Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     TARGETED GENETICS CORPORATION


Date:  October 2, 2000               By:  /s/ James A. Johnson
                                          ------------------------------
                                          James A. Johnson
                                          Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit
Number    Description
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2.1       Agreement and Plan of Merger dated as of August 8, 2000, by and among
          Targeted Genetics Corporation, TGC Acquisition Corporation, Genovo, Inc. and Biogen, Inc. (incorporated by reference of Exhibit 2.1 to Targeted Genetics' Current Report on Form 8-K, filed with the SEC on August 23, 2000).*

99.1      Press Release dated September 20, 2000.

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*    Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.